EXHIBIT 99.1

to SCHEDULE 13D

JOINT ACQUISITION STATEMENT

PURSUANT TO RULE 13D-1(k)(1)

The undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint acquisition statements.  The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him, her or it contained herein, but shall not be responsible for the completeness and accuracy of the information concerning the other entities or persons, except to the extent that he, she or it knows or has reason to believe that such information is accurate.

Dated:  July 22, 2021

G. LAMONDE INVESTISSEMENTS FINANCIERS INC.

By:	/s/ Germain Lamonde
	Name:	Germain Lamonde
	Title:	President

9356-8988 QUÉBEC INC.

By:	/s/ Germain Lamonde
	Name:	Germain Lamonde
	Title:	President

By:	/s/ Germain Lamonde
	Name:	Germain Lamonde

By:	/s/ Philippe Morin
	Name:	Philippe Morin